Exhibit 3.1

                         DISCUS ACQUISITION CORPORATION

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

         The undersigned, William H. Spell, Chief Executive Officer of Discus Acquisition Corporation, a Minnesota corporation (the "Company"), hereby certifies:

         (i) That Article I of the Company's Articles of Incorporation has been amended in its entirety as follows:

                                    ARTICLE I

         The name of this Corporation is Peerless Industrial Group, Inc.

         (ii) That Section 3.01 of Article III of the Articles of Incorporation of the Company has been amended to read in its entirety as follows:

                                   ARTICLE III

                  3.01 The aggregate number of shares which this Corporation shall have authority to issue is 30,000,000 shares, which shares shall be without par value; provided, however, that such shares shall have a par value of one cent per share, solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation.

         (iii) That such amendments were adopted in accordance with the requirements of, and pursuant to, Chapter 302A of the Minnesota Statutes.

         I certify that I am authorized to execute this Amendment and I further certify that I understand that by signing this Amendment, I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this Amendment under oath.

                                       /s/ William H. Spell
                                       William H. Spell, Chief Executive Officer



                            ARTICLES OF INCORPORATION

                                       OF

                               DISCUS CORPORATION

         The undersigned incorporator, being a natural person 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following articles of incorporation;

                                    ARTICLE I

         NAME:  The name of this Corporation shall be DISCUS CORPORATION.

                                   ARTICLE II

         REGISTERED OFFICE: The address of the Corporation's registered office is 2400 IDS Center, Minneapolis, Minnesota 55402.

                                   ARTICLE III

         AUTHORIZED SHARES: The aggregate number of shares that this Corporation has authority to issue is 10,000,000 shares.

         3.1 The Board of Directors may, from time to time, establish by resolution, different classes or series of shares and may fix the rights and preferences of said shares in any class or series.

         3.2 The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversions of its outstanding shares.

                                   ARTICLE IV

         CERTAIN SHAREHOLDER RIGHTS: Shareholders shall have preemptive rights to purchase, subscribe for or otherwise acquire any new or additional securities of the Corporation. Each shareholder shall be entitled to any cumulative voting rights in connection with the election of the Board of Directors. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of all voting shares, except where a larger proportion is required by law, or under a shareholder control agreement.


                                    ARTICLE V

         WRITTEN ACTION BY BOARD: An action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors are present, except as to those matters requiring shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

                                   ARTICLE VI

         The name and address of the incorporator is:

                           Barbara J. Caruthers
                           2400 IDS Center
                           Minneapolis, Minnesota  55402

         IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of June, 1983.



                            /s/ Barbara J. Caruthers
                                --------------------
                                Barbara J. Caruthers

STATE OF MINNESOTA)
                  )       ss.
COUNTY OF HENNEPIN)

         The foregoing instrument was acknowledged before me this 1st day of June, 1983, by Barbara J. Caruthers.



                              /s/ Diane D. Hiscock
                                  ----------------
                                  Notary Public

THIS INSTRUMENT DRAFTED BY:

Avron L. Gordon, Esq.
Briggs and Morgan
2400 IDS Center
Minneapolis, Minnesota  55402


                              AMENDMENT OF ARTICLES
                               OF INCORPORATION OF
                               DISCUS CORPORATION


         Pursuant to the provisions of Minnesota Statutes, Sections 302A.133 and 302A.135, the following amendment and restatement of Articles of Incorporation regulating Discus Corporation was adopted on March 7, 1984 by the shareholders of the Corporation to be effective as of the date of the filing of this Amendment with the Secretary of State of Minnesota.

                           WHEREAS, it is desirable to restate Articles of
                  Incorporation of this Corporation, it is

                           RESOLVED, that this Corporation hereby approves and adopts the Restated Articles of Incorporation in the form attached hereto as Exhibit A and incorporated herein by reference.

         The undersigned swears that the foregoing is true and correct and that the undersigned has the authority to sign this document on behalf of the Corporation.



                               Signed:     /s/ Michael E. Platt
                                               ----------------
                                               Michael E. Platt
                                               Chief Executive Officer


STATE OF MINNESOTA)
                  )       ss.
COUNTY OF HENNEPIN)

         The foregoing instrument was acknowledged before me this 7th day of March, 1984, by Michael E. Platt, Chief Executive Officer of Discus Corporation on behalf of said Corporation.



                                            /s/ Avron L. Gordon
                                                ---------------
                                                Notary Public




                                    EXHIBIT A

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               DISCUS CORPORATION


                                    ARTICLE I

         The name of this Corporation is Discus Corporation.

                                   ARTICLE II

         The registered office of this Corporation is located at 2400 IDS Center, Minneapolis, Minnesota 55402.

                                   ARTICLE III

         3.01 The aggregate number of shares of stock which this Corporation shall have authority to issue is 10,000,000 shares, which shares shall be without par value; provided, however, that such shares shall have a par value of one cent per share, solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation.

         3.02 The board of directors may, from time to time, establish by resolution different classes or series of shares and may fix the rights and preferences of said shares in any class or series.

         3.03 The board of directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

         3.04 No shareholder of the Corporation shall have any preemptive rights.

         3.05 No shareholder shall be entitled to any cumulative voting rights.

         3.06 The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of all voting shares, except where a larger proportion may be required by law.

                                   ARTICLE IV

         An action required or permitted to be taken by the board of directors of this Corporation may be taken by written action signed by that number of directors that would be required to take the same action at a meeting of the board at which all directors were present, except as to those matters requiring shareholder approval, in which case the written action must be signed by all members of the board of directors then in office.

                                    ARTICLE V

         The foregoing Restated Articles of Incorporation supersede the Articles of Incorporation of this Corporation filed with the Minnesota Secretary of State on June 1, 1983. The foregoing Restated Articles of Incorporation have been adopted by the shareholders of this Corporation effective March 7, 1984 to be effective as of the date of filing such Restated Articles of Incorporation with the Secretary of State of the State of Minnesota.



                 State of Minnesota                 * See instructions at bottom
                 Office of the Secretary of State         of page for completing
                                                                       this form

                     MODIFICATION OF STATUTORY REQUIREMENTS
                            OR AMENDMENT OF ARTICLES

--------------------------------------------------------------------------------
Corporate Name
                  Discus Corporation
--------------------------------------------------------------------------------
Date of Adoption of Amendments/Modifications
                  May 8, 1986

Effective Date, if any, of Amendments/Modifications*
Upon filing with the Secretary of State
--------------------------------------------------------------------------------

Amendments/Modifications Approved by Corporate:

|X| Shareholders   |_|  Incorporators  |_|  Directors

--------------------------------------------------------------------------------

Pursuant to the provisions of Minnesota Statues, Sections 302A.133 and 302A.135, the following amendments of articles or modifications to the statutory requirements, regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s) is (are) being amended or added. If the full text of the amendment will not fit into the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets, using this format.)

                            ARTICLE III Section 3.06

         Article III, Section 3.06 of the Restated Articles of Incorporation of this Corporation is hereby rescinded and deleted in its entirety.


*Note: Effective date may be any date within 30 days after the filing date. If no date is specified, the effective date is the filing date.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.



STATE OF MINNESOTA                  )
                                    ) ss.
County of Hennepin                  )

(Notarial Seal)

Signed:           /s/ Avron L. Gordon
                  -------------------
Position:         Secretary

The foregoing instrument was acknowledged before me on this 28th day of May, 1986.

/s/ Jennifer J. Snider
Notary Public
(Notarial Seal)

--------------------------------------------------------------------------------
                INSTRUCTIONS                     FOR USE BY SECRETARY OF STATE

1.       Type or print with dark black ink.

2.       Filing Fee:  $15.00

3.       Make check for the filing fee payable
         to the Secretary of State.

4.       Mail or bring completed form to:

                  Secretary of State
                  Corporation Division
                  180 State Office Building
                  St. Paul, MN  55155
                  (612) 296-2803



SC-00175-01



                         State of Minnesota
                  Office of the Secretary of State
                                                   *  See instructions at bottom
                                                of page for completing this form

                     MODIFICATION OF STATUTORY REQUIREMENTS
                            OR AMENDMENT OF ARTICLES

--------------------------------------------------------------------------------
Corporate Name
                  Discus Corporation
--------------------------------------------------------------------------------
Date of Adoption of Amendments/Modifications
                 May 7, 1987

                            Effective Date, if any, of Amendments/Modifications*

--------------------------------------------------------------------------------

Amendments/Modifications Approved by Corporate:
     |X| Shareholders   |_|  Incorporators  |_|  Directors

--------------------------------------------------------------------------------

Pursuant to the provisions of Minnesota Statues, Sections 302A.133 and 302A.135, the following amendments of articles or modifications to the statutory requirements, regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s) is (are) being amended or added. If the full text of the amendment will not fit into the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets, using this format.)

                                   ARTICLE IV

         Shall be amended in its entirety as attached hereto as Exhibit A.


*Note: Effective date may be any date within 30 days after the filing date. If no date is specified, the effective date is the filing date.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.


STATE OF MINNESOTA                  )
                                    ) ss.
County of Hennepin                  )

(Notarial Seal)

Signed:           /s/ Michael E. Platt
                  --------------------
                  Michael E. Platt
Position:         Chief Executive Officer

The foregoing instrument was acknowledged before me on this 7th day of May, 1987.


/s/ Avron L. Gordon
-------------------
    Notary Public

--------------------------------------------------------------------------------
                       INSTRUCTIONS              FOR USE BY SECRETARY OF STATE

1.       Type or print with dark black ink.

2.       Filing Fee:  $15.00

3.       Make check for the filing fee payable
         to the Secretary of State.

4.       Mail or bring completed form to:

                  Secretary of State
                  Corporation Division
                  180 State Office Building
                  St. Paul, MN  55155
                  (612) 296-2803

                                    Avron L. Gordon
                                    Briggs and Morgan, P.A.
                                    2400 IDS Center, Mpls. MN

SC-00175-01


                                    EXHIBIT A


                                   ARTICLE IV


         4.01 An action required or permitted to be taken by the board of directors of this corporation may be taken by written action signed by that number of directors that would be required to take the same action at a meeting of the board at which all directors were present, except as to those matters requiring shareholder approval, in which case the written action must be signed by all members of the board of directors then in office.

         4.02 To the fullest extent permitted by the Minnesota Business Corporation Act, a director of the Corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Corporation or its shareholders; (ii) liability based on illegal distributions under Minnesota Statutes, Section 302A.559; (iii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iv) liability for actions or omissions pursuant to which the director derived an improper personal benefit;
(v) liability based on a violation of Minnesota Statutes Section 80A.23, or (vi) liability for any act or omission, occurring prior to the effective date of this
Section 4.02. If the Minnesota Business Corporation Act is amended after approval of this section to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended. Any repeal or modification of this section by the shareholders of the Corporation shall be prospective only, shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification, and shall be made only upon the affirmative vote of the same percentage of votes represented by shares of the common stock of the corporation present and entitled to vote, in person or by proxy, at a meeting of shareholders duly called for such purpose, as were originally obtained to adopt this section.


                               State of Minnesota
                        Office of the Secretary of State

                               Notice of Change of
                  Registered Office - Registered Agent or Both
                                       by
--------------------------------------------------------------------------------
Name of Corporation                         Discus Corporation
--------------------------------------------------------------------------------

Pursuant to Minnesota Statutes, Section 302A.123, 303.10, 317.19, 317A.123 or 308A.025 the undersigned hereby certifies that the Board of Directors of the above named Corporation has resolved to change the corporation's registered office and/or agent to:

--------------------------------------------------------------------------------
     Agent's        If you do not wish to designate an agent, you must list
                    "NONE" in this box. DO NOT LIST THE CORPORATE NAME
      Name          NONE
--------------------------------------------------------------------------------
     Address        (You may not list a P.O. Box, but you may list a rural route and box number)
 (No. & Street)     3601 Minnesota Drive, Suite 925
--------------------------------------------------------------------------------
                    City              County                       MN      Zip
                    Bloomington      Hennepin                             55435
--------------------------------------------------------------------------------
     Mailing        (If different than address above -- P.O. Box is acceptable)
     Address
--------------------------------------------------------------------------------
                    City              County                       MN      Zip

--------------------------------------------------------------------------------

The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3., 303.02, Subd. 5,
317.02 Subd. 13, 317A.01 Subd. 2.

                  This change is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box:

                        ---------------------------------
                       |                                 |
                       |                                 |
                        ---------------------------------

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this certificate under oath.

 -------------------------------------------------------------------------------
   Name of Officer or Other Authorized Agent of CorSignature

   (Please Print)    Stephan P. Jones              /s/ Stephan P. Jones
 -------------------------------------------------------------------------------
   Title or Office                                 Date
   Chief Financial Officer                         11/20/91
 -------------------------------------------------------------------------------


        Do not write below this line. For Secretary of State's use only.
--------------------------------------------------------------------------------
Receipt Number                                  File Data               D.A.R.
--------------------------------------------------------------------------------

-------------------------------------------
Filing Fee:       $35.00

Return to:        Business Services Division
                  Office of the Secretary
                    of State
                  180 State Office Building
                  St. Paul, Minnesota  55155
                  (612) 296-2803

Make checks payable to:  Secretary of State


SC-00014-06




                               STATE OF MINNESOTA

                               SECRETARY OF STATE
                     NOTICE OF CHANGE OF REGISTERED OFFICE/
                                REGISTERED AGENT


      Please read the instructions on the back before completing this form.


1.       Corporate Name:

         Discus Corporation

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

         5001 W. 80th Street, Suite 901, Bloomington, MN    55437
                 Street                      City    State Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota corporations):

         None
         If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME.


In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties as set forth in Minnesota Statutes 609.48 as if I had signed this certificate under oath.


/s/  Stephan P. Jones
     ----------------
     Signature of Authorized Person


Name and Telephone Number of Contact Person:  Stephan Jones  (612) 831-2326
                                              -----------------------------
                                                  please print legibly


--------------------------------------------------------------------------------
Filing Fee:       Minnesota Corporations, Cooperatives and    Office Use Only
                  Limited Liability Companies:  $35.00

                  Non-Minnesota Corporations:  $50.00

                  Make checks payable to Secretary of State

Return to:        Minnesota Secretary of State
                  180 State Office Building
                  100 Constitution Avenue
                  St. Paul, Minnesota  55155-1299
                  (612) 296-2803


03930275 Rev. 5/93



                          MINNESOTA SECRETARY OF STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION


BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME:  (List the name of the company prior to any desired name change)

   Discus Corporation

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

                       ----------------------------------

The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1.)

                                    ARTICLE I

         The name of this Corporation shall be Discus Acquisition Corporation.






This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                            /s/ Stephan P. Jones  Chief Financial Officer
                                -----------------------------------------
                                    (Signature of Authorized Person)

--------------------------------------------------------------------------------
INSTRUCTIONS                                              FOR OFFICE USE ONLY

1.       Type or print with black ink.
2. A Filing Fee of: $35.00, made payable to the Secretary of State.
3.       Return completed forms to:

                  Secretary of State
                  180 State Office Building
                  100 Constitution Avenue
                  St. Paul, Minnesota  55155-1299
                  (612) 296-2803


08921340  Rev. 8/92



                               STATE OF MINNESOTA

                               SECRETARY OF STATE
                     NOTICE OF CHANGE OF REGISTERED OFFICE/
                                REGISTERED AGENT


         Please read the instructions on the back before completing this form.


1.       Corporate Name:

         Discus Acquisition Corporation

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

         2430 Metropolitan Centre, 333 S. Seventh Street, Minneapolis, MN  55402
         -----------------------------------------------------------------------
             Street                                     City      State Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota corporations):

         None
         If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME.


In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties as set forth in Minnesota Statutes 609.48 as if I had signed this certificate under oath.


/s/ William H. Spell
    ----------------
    Signature of Authorized Person

William H. Spell, Chief Executive Officer

Name and Telephone Number of Contact Person:  Jennifer Christman, Paralegal
                                              -----------------------------
                                                  (612) 334-8662
                              please print legibly


--------------------------------------------------------------------------------
Filing Fee:       Minnesota Corporations, Cooperatives and       Office Use Only
                  Limited Liability Companies:  $35.00

                  Non-Minnesota Corporations:  $50.00

                  Make checks payable to Secretary of State

Return to:        Minnesota Secretary of State
                  180 State Office Building
                  100 Constitution Avenue
                  St. Paul, Minnesota  55155-1299
                  (612) 296-2803



03930275 Rev. 5/93

          DESIGNATION OF RIGHTS AND PREFERENCES OF CLASS B COMMON STOCK
                                       OF
                         DISCUS ACQUISITION CORPORATION


         The undersigned, being the Chief Executive Officer of Discus Acquisition Corporation, a Minnesota corporation, hereby certifies that the Board of Directors of said Corporation, by written action dated as of January 4, 1996, did adopt a resolution providing that 1,227,273 shares of the Corporation's undesignated shares be designated as Class B Common Stock, no par value per share, having the rights and preferences set forth in Exhibit A attached hereto and incorporated herein by reference.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 4th day of January, 1996.




                                            /s/ William H. Spell
                                                ----------------
                                                William H. Spell
                                                Chief Executive Officer




                                                                       EXHIBIT I

                            CLASS B STOCK PROVISIONS

(A)      Classification.

         The class B common stock of the corporation (the "Class B Common Stock") shall be equal in all respects to the common stock of the corporation (the "Common Stock"), except as otherwise provided herein. Such Common Stock and Class B Common Stock are sometimes hereinafter collectively referred to as the "capital stock."

(B)      Voting, Privileges.

         (a) General. Each holder of Class B Common Stock shall have that number of votes on all matters submitted to the stockholders that is equal to the number of shares of Common Stock into which such holder's shares of Class B Common Stock are then convertible as hereinafter provided. Except as otherwise provided herein, and except as otherwise required by agreement or law, the shares of capital stock of the corporation shall vote as a single class on all matters submitted to the stockholders.

         (b) Election of Directors. So long as Northland Business Capital, L.L.P. or its affiliates shall continue to own at least 100,000 shares of Class B Common Stock, (i) the Board of Directors of the corporation shall consist of not more than nine (9) members, (ii) the holders of the Class B Common Stock, exclusively and voting as a single class, shall be entitled, by a vote of a majority of the outstanding shares of Class B Common Stock held by such holders, to elect one (1) director of the corporation and to exercise any right of removal or replacement of such director, and (iii) the holders of the Common Stock, exclusively and voting as a single class, shall be entitled, by a vote of a majority of the outstanding shares of Common Stock held by such holders, to elect not more than eight (8) of the directors of the corporation and to exercise any right of removal or replacement of such directors.

         (c) Additional Class Votes by Class B Common Stock. Without the affirmative vote or written consent of the holders (acting together as a class) of a majority of the shares of Class B Common Stock at the time outstanding, the corporation shall not;

         (1)      authorize or issue any additional shares of Class B Common
                  Stock; or

         (2) amend the Articles of Incorporation of the corporation so as to alter any existing provision relating to Class B Common Stock or the holders thereof or waive any of the rights granted to the holders of the Class B Common Stock by the Articles of Incorporation of the corporation.

(C)      Dividends.

         In the event any dividend or distribution is declared or made with respect to the Common Stock, each holder of shares of Class B Common Stock shall be paid such dividend or receive such distribution on the basis of the number of shares of Common Stock into which such holder's shares of Class B Common Stock are then convertible, as hereinafter provided. Dividends on shares of Class B Common Stock shall be payable only out of funds legally available therefor.

(D)      Conversion Right.

         At the option of the holders thereof, the shares of Class B Common Stock shall be convertible, at the office of the corporation (or at such other office or offices, if any, as the Board of Directors may designate), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of Class B Common Stock being deemed to have a value of $1.10 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $1.10 per share of Common Stock, provided, however, that such initial conversion price shall be subject to adjustment from time to time in certain instances as hereinafter provided. The following provisions shall govern such right of conversion:

         (1) In order to convert shares of Class B Common Stock into shares of Common Stock of the corporation, the holder thereof shall surrender at any office herein above mentioned the certificate or certificates therefor, duly endorsed to the corporation or in blank, and give written notice to the corporation at such office that such holder elects to convert such shares. Shares of Class B Common Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common Stock of the corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Common Stock of the corporation issuable upon such conversion.

         (2) The conversion price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the conversion price each holder of shares of Class B Common Stock shall thereafter be entitled to receive the number of shares of Common Stock of the corporation obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the conversion price resulting from such adjustment.

         (3) Except for the issuance of options to purchase Common Stock referred to in Section 5.11 of that certain Stock Purchase Agreement dated January 9, 1996 between the corporation and Northland Business Capital, L.L.P. and except for shares of Common Stock issued upon the exercise of such options (provided that the aggregate number of shares thus awarded and covered by unexercised options and thus issued pursuant to such options shall not be in excess of 1,231,750 (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes)), if and whenever the corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the lower of (i) the conversion price in effect immediately prior to the time of such issue or sale, and (ii) the market price (as defined below) on the date of such issue of sale, then, forthwith upon such issue or sale, the conversion price shall be reduced to the price (calculated to the nearest cent) determined as follows:

                  (i) by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing conversion price and (2) the consideration, if any, received by the corporation upon such issue or sale, by (B) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (2) the number of shares of Common Stock thus issued or sold; or

                  (ii) by multiplying the conversion price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the market price immediately prior to such issue or sale, plus (2) the consideration received by the corporation upon such issue or sale, and the denominator of which shall be the product of
                           (1) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by (2) the market price immediately prior to such issue or sale.

                           Solely for purposes of calculating the number of
                  shares of Common Stock outstanding in clauses (i) and (ii) above, the term "Common Stock outstanding" shall include those shares of Common Stock issuable upon conversion of outstanding shares of Class B Common Stock.

                           No adjustment of the conversion price, however, shall
                  be made in an amount less than 2% of the conversion price in effect on the date of such adjustment, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any such adjustment so carried forward, shall be an amount equal to or greater than 4% of the conversion price then in effect.

                           For the purposes of this subparagraph (3), the
                  following provisions (i) to (v), inclusive, shall also be applicable:

                  (i) In case at any time the corporation shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock or (b) any obligations or any shares of stock of the corporation which are convertible into, or exchangeable for Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the lower of (i) the conversion price in effect immediately prior to the time of the granting of such rights or options and (ii) the market price on the date of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in subparagraph (6) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (ii) In case the corporation shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the lower of (i) the conversion price in effect immediately prior to the time of such issue or sale and (ii) the market price on the date of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as provided in subparagraph (6) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this subparagraph (3), no further adjustment of the conversion price shall be made by reason of such issue or sale.

                  (iii) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the corporation in which the corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the corporation for stock or other securities of any other corporation, the corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the conversion price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of subparagraph (7) below, shall be made after giving effect to such adjustment of the conversion price.

                  (iv) In case the corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

                  (v) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph (3).

         (4) In case the corporation shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph (5) below) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Class B Common Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Class B Common Stock have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of such shares of Class B Common Stock such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the corporation.

         (5) In case the corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the corporation shall be combined into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased.

         (6) If (i) the purchase price provided for in any right or option referred to in clause (i) of subparagraph (3), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause
                  (i) or clause (ii) of subparagraph (3), or (iii) the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of subparagraph (3) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the conversion price then in effect hereunder shall forthwith be increased or decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the corporation therefor and to be received on the basis of such changed price, and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the conversion price then in effect thereunder shall forthwith be increased to such conversion price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (i) of subparagraph
                  (3), or the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of subparagraph (3) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the conversion price then in effect hereunder shall forthwith be decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

         (7) If any capital reorganization or reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and subject to subparagraph (a) above, lawful and adequate provision shall be made whereby the holders of Class B Common Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the corporation immediately theretofore receivable upon the conversion of Class B Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Class B Common Stock had such reorganization, reclassification, consolidation, merge or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Class B Common Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion price and of the number of shares receivable upon the conversion of Class B Common Stock) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Class B Common Stock. The corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Class B Common Stock, at the last addresses of such holders appearing on the books of the corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

         (8) Upon any adjustment of the conversion price, then and in each case the corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Class B Common Stock, at the addresses of such holders as shown on the books of the corporation, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Class B Common Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (9)      In case at any time:

                  (i) the corporation shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                  (ii) the corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                  (iii) the corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (iv) there shall be any capital reorganization, or reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with, or sale of all or substantially all of its assets to, another corporation; or

                  (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the corporation; then, in any one or more of said cases, the corporation shall give written notice, by first-class mail, Postage prepaid, addressed to the registered holders of Class B Common Stock at the addresses of such holders as shown on the books of the corporation, of the date on which (a) the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the corporation's transfer books are closed in respect thereto.

         (10) If any event occurs as to which in the opinion of the Board of Directors of the corporation the other provisions of this paragraph (D) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Class B Common Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

         (11) As used in this paragraph (D) the term "Common Stock" shall mean and include the corporation's presently authorized Common Stock and shall also include any capital stock of any class of the corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided that the shares receivable pursuant to conversion of shares of Class B Common Stock shall include shares designated as Common Stock of the corporation as of the date of issuance of such shares of Class B Common Stock, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph (7) above.

         (12) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the day of conversion. "Market price" shall mean if the Common Stock is traded on a securities exchange or on the NASDAQ National Market System, the closing sale price of the Common Stock on such exchange or the NASDAQ National Market System, or, if the Common Stock is otherwise traded in the over-the-counter market, the average bid price at the end of the day in the over-the-counter market, in each case averaged over a period of 20 consecutive business days prior to the date as of which "market price" is being determined, provided, however, that in the event of a private placement of the Common Stock the term "market price" shall mean the fair value of the Common Stock as determined by an independent appraiser mutually acceptable to the corporation and the holders of the Class B Common Stock. If at any time the Common Stock is not traded on an exchange or the NASDAQ National Market System, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the corporation as of a date which is within 15 days of the date as of which the determination is to be made.